UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2018

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 536-3102

N/A
(Former name or former address, if changed since last report.)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Cosmos Holdings Inc. (the “Company”) completed the previously announced acquisition of all of the capital stock of Cosmofarm Ltd., a pharmaceutical wholesaler based in Athens, Greece. The principal of the selling shareholder is Panagiotis Kozaris, who will remain with Cosmofarm as a director and chief operating officer as it becomes a wholly-owned subsidiary of the Company. Grigorios Siokas, the Company’s CEO, shall become the new CEO of Cosmofarm. Mr. Kozaris had no prior relationship to the Company other than as an independent shareholder.

Founded in 1994, Cosmofarm is a fully licensed pharmaceutical wholesale company operating in the greater Athens area. The company is approved and authorized by the National Organization for Medicines under Good Distribution Practices to distribute a comprehensive range of pharmaceutical products. Cosmofarm’s core activity is sourcing, procuring, and distributing branded and generic medicines, over-the-counter (OTC) pharmaceuticals, food supplements, and medical devices to its growing network of more than 1,130 pharmacies. The company maintains a vast supplier network of approximately 250 pharmaceutical manufacturers and wholesalers and had sales of about $14 million in FY2017.

Pursuant to an amendment to the previously filed Stock Purchase Agreement dated June 23, 2018, the purchase price of €700,000 was reduced to €200,000 and is evidenced by a promissory note attached hereto as an exhibit. This note is non-interest bearing and due in one (1) year.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired. In accordance with Item 9.01(a)(4) of Form 8-K, the Company will file the financial statements of Cosmofarm Ltd., the business acquired, as required by Item 9.01(a)(1) within seventy-one days after December 27, 2018.

(b) Pro Forma Financial Information. In accordance with Item 9.01(b)(2) of Form 8-K, the Company will file the pro forma financial information required by Item 9.01(b)(1) within seventy-one days after the due date of December 27, 2018.

(c) Exhibits -

Item No-	Description

10.1	Amendment dated as of December 19, 2018 to Stock Purchase Agreement dated as of June 23, 2018 by and among Cosmofarm Ltd., Deepdae Holding Ltd. and Cosmos Holdings Inc.

10.2	Promissory Note dated December 19, 2018 from Cosmos Holdings Inc. to Deepdae Holdings Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: December 20, 2018	By:	/s/ Grigorios Siokas
Grigorios Siokas
Chief Executive Officer

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